Exhibit 10.12

PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is entered into effective as of December 19, 2007, by and among: (1) Dell Financial Services L.P., a Delaware limited partnership (“DFS”); (2) DFS-SPV L.P., a Delaware limited partnership (“DFS-SPV”); (3) Dell Inc., a Delaware corporation (“Dell”); (4) Dell Credit Company LLC, a Delaware limited liability company (“Dell Credit”); (5) Dell DFS Corporation, a Delaware corporation (“Dell DFS”); (6) Dell International Incorporated, a Delaware corporation (“DII”); (7) DFS-GP, Inc., a Delaware corporation (“DFS-GP”); (8) Dell Gen. P. Corp., a Delaware corporation (“Dell Gen. P.”, and together with DFS, DFS-SPV, Dell, Dell Credit, Dell DFS, DII, and DFS-GP, the “Dell Parties”); (9) CIT Group Inc., a Delaware Corporation (“CIT”); (10) CIT Financial USA, Inc., a Delaware corporation (“CIT Financial”); (11) CIT DCC, Inc., a Delaware corporation (“CIT DCC”); (12) CIT Communications Finance Corporation, a Delaware corporation (“CIT Communications”); (13) CIT DFS, Inc., a Delaware corporation (“CIT DFS”); and (14) CIT CREDIT GROUP USA INC., a Delaware corporation (“CIT Credit”, and together with CIT, CIT Financial, CIT Communications, CIT DCC, and CIT DFS, the “CIT Parties”, and together with the Dell Parties, referred to herein as the “Parties”).

RECITALS:

        WHEREAS, on December 19, 2007, Dell served CIT with an Exercise Notice under Section 8.3(a)(ii) of the Amended and Restated Agreement of Limited Partnership of Dell Financial Services, L.P., dated as of September 8, 2004 (“DFS Agreement”), pursuant to which Dell exercised the Dell 2008 Option (as defined in the DFS Agreement) and the parties thereto amended the Purchase Closing Date (as defined in the DFS Agreement) to December 31, 2007.

        NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

1.     Definitions. Unless otherwise provided herein, capitalized terms used and not defined herein shall have the meanings ascribed to them in the DFS Agreement, the First Amended and Restated Credit Agreement, dated as of October 31, 2000 between DFS-SPV and Newcourt DFS, Inc. (n/k/a CIT DFS, Inc.) (“Credit Agreement”), the Participation Agreement dated December 13, 2004 between CIT DFS and Dell USA L.P. (“Participation Agreement”), the 2004 Extension and Funding Agreement, dated as of September 8, 2004, among Dell, CIT and the other parties thereto (as amended, “Funding Agreement”), and the Reserve Administration Agreement, dated as of September 8, 2004, among Dell, CIT and the other parties thereto (“RAA”).

2.     Sale of CIT Aggregate Interest. (a) For and in consideration of the Closing Payments (as hereinafter defined), the other covenants and agreements set forth herein and the execution and delivery of all other documents and instruments required to be delivered hereunder, on the Purchase Closing Date: (i) CIT DFS shall assign, transfer and convey the Interest to Dell International Incorporated (“DII”), free and clear of all liens, claims and other encumbrances (other than those arising under the DFS Agreement); (ii) CIT DCC shall assign, transfer and convey the “Interest” (as defined in the Limited Liability Company Agreement) of CIT DCC in Dell Credit to DII, free and clear of all liens, claims and other encumbrances (other than those arising under the DFS Agreement); and (iii) CIT DCC shall assign, transfer and convey the equity interest of CIT DCC in DFS-GP, a Delaware corporation, to DII, free and clear of all liens, claims and other encumbrances (other than those arising under the DFS Agreement).

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        (b) The “Purchase Price” shall be an aggregate of $306,014,685, payable in immediately available fund to CIT on the Purchase Closing Date. In addition, on or before the Purchase Closing Date, Dell or its affiliates will pay CIT, in immediately available funds, $46,074,932 as the final and full distribution of the CIT Parties’ capital balance in DFS and in Dell Credit as reflected on DFS’s financial statements on November 2, 2007 (collectively, the “Capital Account Distributions”). CIT agrees and acknowledges that upon payment of the Purchase Price and the Capital Account Distributions, no CIT Party or any affiliate thereof is entitled to further capital account distributions or Funding Administration Fees.

        (c) On the Purchase Closing Date: (i) Dell shall cause all CIT’s Credit C Loans under the Credit Agreement and the Participation Agreement to be repaid in full to CIT, in immediately available funds (the “Loan Repayment”, and collectively with the “Purchase Price” and the “Capital Account Distributions”, the “Closing Payments”), and (ii) after the receipt of the Closing Payments, CIT shall deposit $6,000,000 in immediately available funds into its Prepay Reserve as set forth in the RAA.

3.     Representations of CIT. Each CIT Party severally represents, warrants, and agrees with each Dell Party as follows:

        (a) Such CIT Party has all requisite power and capacity to enter into this Agreement and carry out the transactions contemplated hereby.

        (b) This Agreement constitutes the valid and binding obligation of such CIT Party, and is enforceable against such CIT Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditor’s rights generally and by general equitable principles.

        (c) No consent or approval of any third party including, but not limited to, a governmental or other regulatory agency, foreign or domestic, or other third party, which has not been obtained, is required to be obtained by such CIT Party in connection with such CIT Party’s execution and performance of this Agreement.

4.     Representation of each Dell Party. Each Dell Party severally represents, warrants, and agrees with each CIT Party as follows:

        (a) Such Dell Party has all requisite power and capacity to enter into this Agreement and carry out the transactions contemplated hereby.

        (b) This Agreement constitutes the valid and binding obligation of such Dell Party and is enforceable against such Dell Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors’ rights generally and by general equitable principles.

        (c) No consent or approval of any third party, including but not limited to, any governmental or other regulatory agency, foreign or domestic or other third party, which has not been obtained, is required to be obtained by such Dell Party in connection with the execution and performance of this Agreement.

5.     Consents. The CIT Parties hereby consent that on the date hereof: (a) DFS and/or Dell Credit may enter into inter-company loans with Dell or any affiliate thereof designated by Dell to borrow, under commercially reasonable terms, sufficient funds in order to make the Capital Account Distributions; and (b) DFS may purchase Infolease license from IDS.

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6.     Deliveries and other Terms.

        (a) On the Purchase Closing Date or such other date specified below, the Parties shall deliver or caused to be delivered to each other the following: The executed “ASSIGNMENT OF INTEREST AND BILL OF SALE” agreement substantially in the form attached.

        (b) The following additional terms are agreed effective on the Purchase Closing Date;

(i) Term Extensions. The following receivable purchase agreements are extended to coincide with the Funding Term:

• Purchase Agreement dated October 31, 1998 by and between DFS-SPV L.P., and Dell Financial Services L.P. (as amended);

• Receivables Purchase Agreement as of October 31, 1998 by and between DFS-SPV L.P. and CIT Financial USA Inc. (as amended);

• Receivables Purchase Agreement by and between CIT Financial USA Inc. and DFS-SPV L.P., dated July 28, 2000 (as amended) (Consumer and BSD Loans);

• Receivables Purchase Agreement by and between DFS and DFS-SPV, dated July 28, 2000 (as amended) (Consumer and BSD Loans); and

• Purchase Agreement dated June 22, 2000 between Dell Financial Services L.P. and CIT Communications Finance Corporation (Tax Exempt Leases).

(ii) Software Licenses. CIT will continue to allow DFS to utilize the Credit Module (PD and LGD) at no charge to DFS until such time that the software license and fee schedule are negotiated for the Credit Module. The fee for this license will be market based and the license will expire at the end of the Funding Term. The parties agree to complete such software license and fee schedule by January 15, 2008.

(iii) True-Up Model Servicing. CIT agrees to continue to run the true-up model for both CIT and Dell funded assets at no charge to DFS until a servicing agreement and a fee schedule are negotiated. The fee for this service will be market based, and the Parties to agree to complete such servicing agreement and fee schedule by January 15, 2008. Further, such service will remain in effect until the CIT receivables balance serviced by DFS and its affiliates is zero.

(iv) Revolving Credit Customers. Dell and CIT will work to a mutually acceptable resolution for transfer of DPA/DBC customers no later than 6 months prior to the end of the Funding Term.

(v) Origination of Non-Revolving Products. The Parties agree that non-revolving products will continue to be originated by DFS in a manner consistent with prior practices, procedures and policies. The Parties also agree that the portfolio metrics to be used by CIT to track such consistency with the metrics shall be determined by January 15, 2008.

(vi) CIT Approval Requirements on Revolving Products. CIT Bank’s offered products will require CIT Bank approval for all changes requested by DFS, including but not limited to, pricing, promotion, and underwriting, such approval not to be unreasonably withheld or delayed.

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(vii) CIT Approval Requirements on Changes to Servicing Policies. DFS will inform CIT and Dell of all material changes to servicing policies. CIT and Dell will notify DFS of their mutual approval of such changes within five business days. Should CIT disapprove of such changes, and such changes are deemed non-customary by a firm or investment bank mutually agreeable to CIT and Dell, DFS shall be precluded from implementing such changes relative to the related CIT portfolio.

(viii) Restricted Cash Investments Policies. DFS and Dell will follow the Dell investment policies in regard to handling the CIT Restricted Cash Accounts beginning on January 15, 2008, provided that if CIT does not approve Dell’s investment policies on or before such date, then CIT will assume the management of its Restricted Cash Accounts, effective March 1, 2008.

(ix) Credit Audits. CIT will perform Credit Audits through the length of the Funding Term.

(x) Portfolio and Financial Review process. On a quarterly basis, DFS will provide a portfolio review of the total DFS managed assets and the CIT managed assets. Incremental reporting and financial review requirements will be mutually determined by January 15, 2007.

(xi) DFS Audited Financial Statements Requirements. DFS will provide to CIT audited Financial Statements upon completion for Dell’s Fiscal Years 2007 and 2008, and not thereafter. Accordingly, CIT agrees to cooperate with DFS external auditors in the timely completion of such financial statements.

(xii) Funding Shortfall. CIT and DFS acknowledge that there is a funding shortfall to Dell. Notwithstanding anything to the contrary stated herein or in any other agreement between the parties and their affiliates, the Dell funding shortfall will be resolved through future allocations of Gain Generated Funding to Dell.

(xiii) CIT Minimum Funding Right Notice. CIT will give DFS and Dell 30 days notice to prior to the start of the Dell first fiscal quarter 2009, and 60 days notice prior to the start of each subsequent Fiscal Quarter in 2009, at the time CIT intends to increase the CIT Minimum Funding Right in a Fiscal Quarter of Fiscal Year 2009 under the Funding Amendment Letter dated December 19, 2007, among Dell, DFS, Dell Credit, DFS-SPV, and DFS-GP pursuant to which the parties modified certain provisions of the Funding Agreement. In addition, CIT agrees that in any Fiscal Quarter in 2009, the CIT Minimum Funding Percentage will not exceed 65% of the total Gain Generated Funding projected for the Fiscal Quarter.

(xiv) Termination of Ancillary Agreements. When the Funding Term has expired and the balance of all CIT receivables serviced by Dell Parties is zero, the applicable Dell Party may terminate any and all Ancillary Agreements with the consent of CIT, which consent shall not be unreasonably withheld or delayed.

7.     Survival. The representations, warranties and agreements of the CIT Parties and the Dell Parties contained in this Agreement shall survive the delivery of the CIT Aggregate Interest sold hereunder indefinitely.

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8.       Amendment. Neither this Agreement nor any term or provision hereof may be changed, waived, discharged, or terminated orally, or in any manner other than by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge, or termination is sought.

9.       Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective parties, and their successors and assigns, heirs and personal representatives.

10.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

11.     Entire Agreement. This Agreement, of which the Recitals constitute a material part, together with deliveries pursuant to paragraph 6 hereof and the Exercise Notice referred to in the Recitals, constitutes the entire understanding between the parties with respect to the subject matter hereof and supersedes any previous written or oral agreement with respect thereto. The parties hereto acknowledge and agree that no review, examination or investigation heretofore made by either of the parties or their respective representatives shall limit or affect any representation or warranty made by either of the parties in, or otherwise relieve either of the parties from, any liability under, this Agreement.

12.     Construction: Attorney’s Fees. This Agreement is made under and shall be construed in accordance with the laws of the State of New York applicable to contracts made and performed within the State of New York. In the event any action or claim is asserted by any party to this Agreement for breach of any provision hereof, the party prevailing in said action or claim shall be entitled to recover from the other party his reasonable counsel fees and disbursements.

13.     Notices. Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes when hand delivered or sent by certified or registered mail (return receipt requested and postage prepaid), overnight mail or courier, or telecopier as follows:

If to the CIT Parties, at:
Mr. Jeffrey D. Simon President CIT DFS, Inc. 1 CIT Drive Livingston, NJ 07039 Telecopier Number: (973) 422-6624
With a copy to:
Chief Counsel, Vendor Finance CIT Group Inc. 1 CIT Drive Livingston, NJ 07039 Telecopier Number: (973) 740-5087

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If to the Dell Parties, at:
Mr. Brian P. MacDonald Vice President and Treasurer Dell Inc. One Dell Way Round Rock, TX 78682 Telecopier Number (512) 283-9501
With a copy to:
Thomas H. Welch, Jr. General Corporate Counsel Dell Inc. One Dell Way Round Rock, TX 78682

        or at such other address as any party may specify by notice given to the other party in accordance with this Section 13.

14.     Representation by Counsel: Interpretation. Each party acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

15.     Further Assurances. On and after the date hereof, the parties shall take all such further actions and execute and deliver all such further instruments and documents as may be necessary or appropriate to carry out the transactions contemplated by this Agreement.

16.     Resignation. Effective immediately upon receipt of the Closing Payments each employee and director of each CIT Party hereby resigns from all positions held by such employee with each Dell Party, whether as officer, director or otherwise.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

DELL INC.

By:	/s/ Brian P. MacDonald
Name:	Brian P. MacDonald
Title:	Vice President and Treasurer

DELL INTERNATIONAL INCORPORATED

By:	/s/ Brian P. MacDonald
Name:	Brian P. MacDonald
Title:	Vice President and Treasurer

CIT GROUP INC.

By:	/s/ Joseph M. Leone
Name:	Joseph M. Leone
Title:	Vice Chairman

DELL CREDIT COMPANY LLC

By:	/s/ Brian MacDonald
Name:	Brian MacDonald
Title:	Chairman

DELL DFS CORPORATION

By:	/s/ Brian P. MacDonald
Name:	Brian P. MacDonald
Title:	Vice President and Treasurer

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CIT DFS INC.

By:	/s/ Jeffrey D. Simon
Name:	Jeffrey D. Simon
Title:	President

CIT FINANCIAL USA, INC.

By:	/s/ Jeffrey D. Simon
Name:	Jeffrey D. Simon
Title:	President-Vendor Technology Finance Group

DELL FINANCIAL SERVICES L.P.

By:	/s/ Gavan Goss
Name:	Gavan Goss
Title:	Vice President and Chief Financial Officer

DFS-SPV L.P., a Delaware limited partnership By: DFS-GP, Inc., Its: General Partner

By:	/s/ Gavan Goss
Name:	Gavan Goss
Title:	Vice President and Chief Financial Officer

DFS-GP, INC., a Delaware corporation

By:	/s/ Gavan Goss
Name:	Gavan Goss
Title:	CFO and Vice President

DELL GEN. P. CORP., a Delaware corporation

By:	/s/ Brian P. MacDonald
Name:	Brian P. MacDonald
Title:	Vice President and Treasurer

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CIT DCC INC., a Delaware corporation

By:	/s/ Jeffrey D. Simon
Name:	Jeffrey D. Simon
Title:	President

CIT COMMUNICATIONS FINANCE CORPORATION, a Delaware corporation

By:	/s/ Jeffrey D. Simon
Name:	Jeffrey D. Simon
Title:	President

CIT CREDIT GROUP USA INC., a Delaware corporation

By:	/s/ Jeffrey D. Simon
Name:	Jeffrey D. Simon
Title:	Executive Vice President

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